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                                    EXHIBIT 6
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                                    EXHIBIT 6


                               CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Advanta Revolving Home Equity Loan Trust 1999-B, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

September 20, 1999

                Bankers Trust Company of California, N.A.
                By: /s/ Judy L. Gomez
                Judy L. Gomez
                Assistant Vice President